Exhibit 99.1 Anticipated key milestones - Updated February 8, 2023 Program Trial Name 2023 2024 Mechanism Indication SEACRAFT-1 H2 2023 Q2 2024 – Q4 2024 3 Ph 1b FPD Ph 1b combo data RAS Q61X Solid Tumors Naporafenib Pan-RAF inhibitor SEACRAFT-2 H1 2024 3 Ph 3 pivotal FPD NRASm Melanoma HERKULES-1 H1 2024 4 Ph 1b combo data Advanced Solid Tumors ERAS-007 and/or ERAS-601 HERKULES-2 H1 2023 1 Ph 1b combo data Lung Cancers (MAPKlamp ) ERK1/2 inhibitor and/or HERKULES-3 H1 2023 H2 2023 – H1 2024 SHP2 inhibitor BRAFm CRC and Ph 1b combo data Ph 1b combo data in BRAFm CRC RASm GI Cancers FLAGSHP-1 H1 2024 H1 2023 ERAS-601 2 Triple WT CRC and Ph 1b dose escalation Ph 1b combo data in SHP2 inhibitor (incl. MTD) data HPV-neg HNSCC HPV-neg HNSCC ERAS-801 THUNDERBBOLT-1 H2 2023 CNS-penetrant Ph 1 data in rGBM Glioblastoma Multiforme EGFR inhibitor ERAS-3490 AURORAS-1 2024 CNS-penetrant Ph 1 data KRAS G12Cm NSCLC KRAS G12C inhibitor 1 ERAS-007 (oral ERK1/2 inhibitor) and ERAS-601 (oral SHP2 inhibitor) together comprise our first innovative MAPKlamp 2 Triple wildtype CRC is KRASwt, NRASwt, and BRAFwt 3 FPD = first patient dose 4 Data to include preliminary combination safety and pharmacokinetics to support combination dose expansion